UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2021

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	AMOT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment of CEO Employment Agreement

On March 17, 2021, Allied Motion Technologies Inc. (the “Company”) and Richard S. Warzala, the Company’s Chair, President and CEO, entered into a Third Amendment to Employment Agreement (the “Amendment”). The terms of Mr. Warzala’s Employment Agreement (the Warzala Employment Agreement”), as amended through that date, are described in the Company’s current reports on Form 8-K filed on January 3, 2018 and August 11, 2020. The Amendment provides that in the event that the Company gives notice of non-renewal of the Warzala Employment Agreement, the Company will treat Mr. Warzala as if he had terminated his employment by retirement, and shall pay any benefits due and take all other actions that it would in the case of retirement on the earlier of the date of termination of employment or the date that the term of the Employment Agreement expires. All other terms and conditions of Mr. Warzala’s Employment Agreement remain in full force and effect.

The foregoing is a summary description of the terms and conditions of the Amendment and is qualified in its entirety by reference to the Third Amendment to Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Employment Agreements with Certain U.S.-Based Executives

On March 17, 2021, the Company, or a wholly-owned subsidiary of the Company, entered into an employment agreement (each an “Employment Agreement”) with each of Michael R. Leach, Robert P. Maida, Ashish R. Bendre and Geoffery C. Rondeau (each an “Executive”). The relevant provisions of these agreements are discussed below.

Term. Unless terminated earlier in accordance with its terms, each Employment Agreement will remain effective until December 31, 2021. Each Employment Agreement will be extended for one-year periods unless written notice of termination has been given not less than 180 days prior to the end of the then current term.

Base Salary. Each Employment Agreement provides for an annual base salary that may be reviewed annually for increase on a merit basis. The base salaries for each of the above executive officers are as follows:

Executive	Title	2021 Base Salary
Michael R. Leach	Senior Vice President and Chief Financial Officer	$351,900
Robert P. Maida	Senior Vice President and Group President	$321,300
Ashish R. Bendre	Vice President and Group President	$378,000
Geoffery C. Rondeau	Vice President of Operational Excellence	$185,640

Annual Cash Incentive Bonus. Annual incentive bonuses are paid based on achieving performance criteria set annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The performance criteria will recognize the overall financial performance of the Company.

Equity Incentive Compensation. Each Executive will participate in the Company’s Performance Share Plan and any other equity incentive plans as may, from time to time, be provided to the Company’s senior executive officers (collectively, the “Equity Incentive Plans”). Annually, the Compensation Committee will consider equity grants to the Executive under the Equity Incentive Plans. In making its determination the Compensation Committee shall consider, among other things, the Executive’s responsibilities, efforts and performance in relation to the business plan and forecast, the development and performance of the Company’s products in the marketplace, the impact of the Company's products and product development on future prospects of the Company, increases in earnings, EBITDA and revenue, and any other factor that the Compensation Committee deems relevant.

Other Provisions. Each Executive participates in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each Executive with a monthly automobile allowance.

Termination for Cause. If an Executive is terminated for cause or due to his voluntary resignation (other than a termination for good reason), the Company would have no further obligation to pay any unearned compensation or to provide any future benefits to him.

Death. Upon death, salary continues to the end of the month containing the date of death and for three subsequent months. In addition, the Executive will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the death occurred; and immediate vesting of all of his outstanding equity grants and awards that vest on the basis of the passage of time (“Time Based Awards”) or awards that vest on the basis of performance criteria (“Performance-Based Awards”) that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Disability. In the case of disability, the Executive shall be entitled to the benefits under any disability insurance policies maintained by the Company for the benefit of the Executive. In addition, the Executive will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the disability occurred had such disability not occurred; and immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Involuntary Termination Without Cause or for Good Reason. If the Executive is involuntarily terminated without cause or he terminates his employment for good reason, other than in connection with a Change in Control, the Employment Agreement entitles him to a cash payment equal to 100% of the Executive’s then current base salary. Executive will also be entitled to continued coverage under the Company’s benefit plans for one year following termination at the same premium rates as may be charged from time to time for senior level employees. In addition, the Executive will be entitled to immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Change in Control. If the Executive is involuntarily terminated without cause or he terminates his employment for good reason, or the Company gives notice of non-renewal of the Employment Agreement, in each case within 24 months following a Change in Control, the Employment Agreement entitles him to:

•	a cash payment equal to 100% of the Executive’s then current base salary plus the target Annual Cash Incentive for the year of termination (or if greater, the year immediately preceding the year in which the Change in Control occurred);

•	an additional amount equal to the Executive’s target Annual Cash Incentive for the year of termination;

•	an amount equal to 25% of his then current monthly base salary payable in cash for each of the first 24-months after the termination;

•	immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Retirement. If the Executive’s employment terminates as a result of his retirement upon attaining 65 years of age and 10 years of continual employment, the Employment Agreement would entitle him to:

•	a cash payment equal to a prorated portion of the target bonus that he would have earned for the fiscal year in which the termination occurred had such termination not occurred; and

•	immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting (all unearned Performance-Based Awards shall be forfeited).

Prior Agreements. The Employment Agreements supersede any prior employment agreement between the Executive and the Company or any predecessor, including the Change of Control Agreements the Company entered into with Mr. Maida (effective as of October 1, 2012) and Mr. Leach (effective as of July 7, 2015) and the Employment Agreement between TCI, LLC and Mr. Bendre dated November 17, 2015, as amended.

The foregoing is a summary description of the terms and conditions of the Employment Agreements and is qualified in its entirety by reference to the form of Employment Agreement a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment to Employment Agreement with Non-U.S. Based Executive

On March 18, 2021, Heidrive GmbH, a wholly-owned subsidiary of the Company (“Heidrive”), entered into and a Second Amendment to the Managing Director’s Contract of Employment with Helmut D. Pirthauer, Vice President and Group President (as amended, the “Pirthauer Employment Agreement”). The relevant provisions of the Pirthauer Employment Agreement are discussed below.

Term. Either party may terminate the Pirthauer Employment Agreement as follows: (i) if notice is given between January 1 and June 30, the Pirthauer Employment Agreement will terminate at the end of the year and (ii) if notice is given between July 1 and December 31, the Pirthauer Employment Agreement will terminate at the end of the sixth full month after notice is given.

Base Salary. Mr. Pirthauer’s annual base salary is €280,000 for 2021; €305,000 for 2022 and €325,000 for 2023.

Annual Cash Incentive Bonus. Mr. Pirthauer is eligible for an Annual Incentive bonus based on achieving performance criteria set annually by the Compensation Committee. The performance criteria will recognize the overall financial performance of the Company.

Equity Incentive Compensation. Mr. Pirthauer is eligible to receive equity incentive compensation as approved by the Compensation Committee.

Other Provisions. Mr. Pirthauer participates in other benefits and perquisites as are generally provided by the Heidrive GmbH to its employees. In addition, Mr. Pirthauer is provided with a company automobile which may also be used privately.

Termination for Cause. If an Executive is terminated for cause, the Company would have no further obligation to pay any unearned compensation or to provide any future benefits to him.

Death. Upon death, salary continues to the end of the month containing the date of death and for six subsequent months.

Disability. In the case of disability, the Executive shall be entitled to his base salary for the lesser of six months or the termination of the Pirthauer Employment Agreement.

Involuntary Termination Without Cause. Heidrive may not terminate the Pirthauer Employment Agreement prior to December 31, 2023 without cause. If Mr. Pirthauer is involuntarily terminated without cause after that date, he is entitled to severance pay equal to one and half years’ base salary.

The foregoing is a summary description of the terms and conditions of the Pirthauer Employment Agreement and is qualified in its entirety by reference to the Managing Director’s Contract of Employment, as amended, copies of which are filed as Exhibits 10.3 to 10.5 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

10.1	Third Amendment to Employment Agreement between Allied Motion Technologies Inc. and Richard S. Warzala dated March 17, 2021.

10.2	Form of Employment Agreement (Entered into with Michael R. Leach, Robert P. Maida, Ashish R. Bendre and Geoffery C. Rondeau each dated March 17, 2021).

10.3	Managing Director’s Contract of Employment between Heidrive GmbH and Helmut Pirthauer dated December 3, 2016.

10.4	First Amendment to Managing Director’s Contract of Employment between Heidrive GmbH and Helmut Pirthauer dated March 12, 2018.

10.5	Second Amendment to Managing Director’s Contract of Employment between Heidrive GmbH and Helmut Pirthauer dated March 18, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 23, 2021

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/Michael R. Leach
Michael R. Leach
Chief Financial Officer